                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              CONCORD CAMERA CORP.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    /X/ No fee required
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------
    5) Total fee paid:

-----------------------------------------------------------------------------
    / / Fee paid previously with preliminary materials.

-----------------------------------------------------------------------------
    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

-----------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

-----------------------------------------------------------------------------
    3) Filing Party:

-----------------------------------------------------------------------------
    4) Date Filed:

-----------------------------------------------------------------------------

                              CONCORD CAMERA CORP.
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 1999

To the Shareholders of Concord Camera Corp.:

         Notice is hereby given that the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") will be held at Marriott Harbor Beach Resort, 3030 Holiday Drive, Ft. Lauderdale, FL 33316 on April 22, 1999, at 10:00 a.m., local time, for the following purposes:

         1. To elect directors for the ensuing year;

         2. To increase the number of shares of the Common Stock authorized for issuance under the Company's Incentive Plan from 2,000,000 shares to 3,000,000 shares;

         3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 1, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         Management requests all shareholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                      By Order of the Board of Directors


                                       Brian King
                                       Secretary

March 12, 1999

                              CONCORD CAMERA CORP,
                                  ------------

                                 PROXY STATEMENT
                              dated March 12, 1999
                                 ---------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                       to be held Thursday, April 22, 1999
                                 ---------------


         This Proxy Statement is furnished by the Board of Directors (the "Board") of CONCORD CAMERA CORP. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders which will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Ft. Lauderdale, FL 33316 on April 22, 1999, at 10:00 a.m., local time, and all adjournments thereof (the "Annual Meeting"). The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

         The Board has fixed the close of business on March 1, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of that date, there were issued and outstanding 11,238,013 shares of common stock, no par value (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of a majority of all the outstanding Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e., Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve a proposal.

         Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked (i) by written notice to the Company, Attention: Secretary, (ii) execution of a subsequent proxy or
(iii) attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares of Common Stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for "broker non-votes" described above), shares of Common Stock represented by proxies will be voted (i) FOR the election of management's nominees for directors, (ii) FOR increasing the number of shares of Common Stock authorized for issuance under the Company's Incentive Plan from 2,000,000 shares to 3,000,000 shares, (iii) FOR the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as independent auditors of the Company for the fiscal year ending June 30, 1999 ("Fiscal 1999"), and (iv) in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting.

         The Company's executive offices are located at 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida, 33021. On or about March 12, 1999, this Proxy Statement, the accompanying form of proxy and the Annual Report of the Company for Fiscal 1998, including financial statements, are to be mailed to shareholders of record.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

Nominees for Election of Directors

         Pursuant to Article III of the Company's By-laws, as amended, the Board has fixed the number of directors constituting the entire Board at seven. All seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share of Common Stock held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. If any of the nominees should become unavailable for election, the shares of Common Stock represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR each of the nominees. It is intended that proxies that do not withhold the authority to vote for the nominees will be voted FOR each of the nominees.

         The following table sets forth information with respect to each nominee for director, all of whom are currently serving as directors of the Company. The information has been furnished to the Company by the individual named.

                                                             Year First
                                                             Elected/
                                                             Nominated
Name of Nominee                             Age              Director           Positions and Offices with the Company
---------------                             ---              --------           --------------------------------------
Ira B. Lampert (1)  ......................  53                1993              Chairman, Chief Executive Officer,
                                                                                President and Director; Director of Concord
                                                                                Camera HK Limited, Concord Camera
                                                                                GmbH, Concord Camera UK Limited,
                                                                                Concord Camera Illinois Corp., Concord
                                                                                Keystone Sales Corp., and Concord Camera
                                                                                France
Eli Arenberg (2)  ........................  71                1988              Director
Joel L. Gold (3)   .......................  57                1991              Director
Morris H. Gindi (4).......................  54                1988              Director
J. David Hakman (5)  .....................  57                1993              Director
Ira J. Hechler (6)  ......................  80                1992              Director
Kent M. Klineman (7)  ....................  66                1993              Director

---------------

(1) On July 13, 1994, Ira B. Lampert was appointed to the positions of Chairman and Chief Executive Officer of the Company. Mr. Lampert was President and Chief Operating Officer from June 1, 1993 through January 1, 1996 and has been a Director of the Company since June 29, 1993. Mr. Lampert is also a Director of Concord HK, Concord UK, Concord Germany and Concord France. On July 31, 1998, Mr. Lampert was appointed to the additional position of President. From April 1992 through May 30, 1993, Mr. Lampert's services were made available to the Company under various consulting agreements with Whitehall Enterprises Inc. ("WEI"), an investment banking company for the middle-market, of which Mr. Lampert was the President from August 1990 through May 1993. During the 1980's through the early 1990's, Mr. Lampert also served as a Director and/or Officer of Summit Ventures, Inc. and related entities which developed and managed Ascutney Mountain Resort, a year-round destination resort located in Vermont. Mr. Lampert is a Board Member of the Queens College Foundation, which is part of the City University of New York, and is the Treasurer of the Boys Brotherhood Republic, a non-profit organization for underprivileged children in the New York City area.

(2) Eli Arenberg joined the Company in April 1984 as Vice President of Sales and Marketing and in September 1989 was promoted to Senior Vice President of Sales. In February 1992, Mr. Arenberg retired from such positions and in July 1994 made his services available to the Company under a consulting agreement with ELA Enterprises, Inc. (the "ELA Enterprises Consulting Agreement"), a Florida corporation wholly-owned by Mr. Arenberg.

(3) Joel L. Gold is currently Managing Director of ISG Capital and Investment Bank. From September 1997 through December 1998, Mr. Gold was Senior Managing Director of Inter Bank Capital Group LLC, an investment bank. From March 1996 through September 1997 Mr. Gold was an Executive Vice President at L.T. Lawrence & Co., Inc., an investment bank. From April 1995 through March 1996, Mr. Gold was a Managing Director at Fector Detwiler & Co, Inc., an investment bank. From January 1992 through April 1995, Mr. Gold was a Director at Furman Selz Incorporated, an investment bank. From April 1990 through December 1991, Mr. Gold was a Managing Director at Bear, Stearns & Co. Inc., New York, New York. From April 1971 through February 1990, Mr. Gold was a Managing Director at Drexel Burnham Lambert. Mr. Gold is currently a member of the board of directors of BCAM International, Life Medical Sciences and Sterling Vision.

(4) Morris H. Gindi is the Chief Executive Officer of Notra Trading Inc., located in Woodbridge, New Jersey and has served in such capacity since 1983. Notra Trading Inc. is an import agent in the housewares and domestics industry. Mr. Gindi has over 27 years experience in importing.

(5) J. David Hakman is the owner and Chief Executive Officer of Hakman and Company, Inc., a merchant banking concern and a member of the National Association of Securities Dealers, Inc. Mr. Hakman has been a Director since 1989 and a member of the Audit and Nominating Committees since 1991 of Hanover Direct, Inc., a firm engaged in the direct marketing business.

(6)      Ira J. Hechler is a Partner and a Director of the investment firm Ira
         J. Hechler & Associates located in New York, New York. Mr. Hechler has been associated with such firm since June 1987. The firm's principal business is holding stock, partnership interests and other property for investment purposes. Mr. Hechler is currently a member of the board of directors of The Leslie Fay Companies, Inc. and United States Banknote Corporation.

(7) Kent M. Klineman has been an attorney and private investor and has served as a Director of several closely held companies during the past five years. Mr. Klineman is a Director, Secretary and member of the Compensation Committee of EIS International, Inc., a Director and Treasurer of Sonoma Cutrer Vineyards, Inc. and a Director of Dealers Alliance Credit Corp. and Dealers Alliance Capital Corp. Mr. Klineman's initial nomination to serve as Director of the Company in 1993 was made by Mr. Hechler.

Meetings and Committees

         In the fiscal year ending June 30, 1998 ("Fiscal 1998"), the Board held four meetings, of which one was telephonic. The Board has an Audit Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), a Stock Option Committee, an Executive Committee, an Ad Hoc Committee and a Nominating Committee.

         The Audit Committee, consisting of Kent M. Klineman (Chairman), J. David Hakman and Eli Arenberg, reviews and reports to the Board with respect to various auditing and accounting matters including recommendations to the Board as to the selection of the Company's independent auditors, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent auditors. The Audit Committee held four meetings in Fiscal 1998.

         The Compensation and Stock Option Committee, consisting of Joel L. Gold (Chairman), Ira J. Hechler and Morris Gindi, reviews and makes recommendations to the Board regarding all executive compensation. The Compensation Committee held two meetings in Fiscal 1998.

         The Nominating Committee, consisting of Ira B. Lampert, Joel Gold, Ira Hechler and Kent Klineman nominates those persons who shall be invited to stand for election to the Board of Directors as management nominees at any and all ensuing meetings of the shareholders of the Company or pursuant to any actions with respect to the election of directors to be taken by written consent of the shareholders. The Nominating Committee held one meeting in Fiscal 1998. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Nominating Committee, Attention: Chairman, c/o Concord Camera Corp., 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021.

         In Fiscal 1998, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees of which they were members.

Directors Compensation

         Non-employee members of the Board receive (i) an annual fee of $10,000 (increased to $15,000 as of January 1, 1999), (ii) a $2,500 annual fee for serving on each committee of the Board with the Chairman thereof receiving a $3,500 annual fee and (iii) a meeting fee of $750 (increased to $1,000 as of January 1, 1999) for each meeting attended in person and $250 for each meeting attended telephonically. In addition, under the Company's Incentive Plan, each non-employee director is entitled to receive options pursuant to a formula to purchase up to 20,000 shares of Common Stock upon his/her appointment as director. The Incentive Plan also provides for the grant of an immediately exercisable option to purchase 1,000 shares of Common Stock on the date of the original grant and on each anniversary of the original grant. Commencing April 22, 1999, if Proposal Two is approved by the shareholders of the Company, each director will receive an annual grant of options to purchase 6,500 shares of Common Stock. Pursuant to the Incentive Plan, each non-employee director received options to purchase 26,000 shares of Common Stock.

         As of December 22, 1996, all outstanding options held by directors of the Company having an exercise price of $4.00 a share or more were revised as follows:

         (i) The number of shares of Common Stock covered by each option was reduced by 25% (the reduction was applied first on a pro rata basis against the unvested installments of each option).

         (ii) The exercise price for 50% of the shares covered by the revised option was repriced to be $2.00 per share, for 25% of the shares was repriced to be $2.50 per share and for 25% of the shares was repriced to be $3.00 per share.

         As of October 22, 1998, the expiration date of the initial options granted to each director to purchase an aggregate of 15,750 shares was extended from November 29, 1998 to January 31, 2004, except for Mr. Arenberg's option to purchase 21,000 shares, which was extended from July 17, 1999 to July 17, 2004. Mr. Arenberg, through a company controlled by him, is a party to a consulting agreement with the Company. See "Certain Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

             The names of the current executive officers(1) of the Company together with certain biographical information for each of them (other than Mr. Lampert for whom biographical information is provided above) is set forth below:

Name of Executive Officer            Age        Positions and Offices with the Company
-------------------------            ---        --------------------------------------
Ira B. Lampert                       53         Chairman, Chief Executive Officer and Director

Steve Jackel                         63         President, Chief Operating Officer and Director

Brian F. King                        46         Senior Vice President of Corporate and Strategic Development and
                                                Secretary; Managing Director of Concord Camera HK Limited

Urs W. Stampfli                      47         Director of Sales and Global Marketing

Harlan I. Press                      34         Corporate Controller and Assistant Secretary

         Steve Jackel was appointed President, Chief Operating Officer, and Director of the Company on January 1, 1996. From May 1, 1995 to December 31, 1995, Mr. Jackel's services were rendered to the Company pursuant to a consulting agreement dated May 1, 1995 between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel. From February 1993 to November 1994, Mr. Jackel was President of McCrory's Corporation and Chairman of McCrory Stores. Mr. Jackel resigned as President, Chief Operating Officer and Director effective July 31, 1998.

         Brian F. King was appointed to the position of Senior Vice President on August 25, 1998. Mr. King is also Secretary of the Company and Managing Director of Concord Camera HK Limited, and he has held such positions since August 1996. Mr. King joined the Company in March 1996 as Vice President of Corporate and Strategic Development. From June 1991 through February 1996, Mr. King was Managing General Partner of Cripple Creek Associates, a partnership that built and operated two casinos in Cripple Creek, Colorado.

              Urs W. Stampfli was appointed Director of Sales and Global Marketing in May 1998. From 1992 to April 1998, Mr. Stampfli was Vice President, Marketing, Photo Imaging Systems of Agfa Division, Bayer Corporation.

         Harlan I. Press is currently Corporate Controller and Assistant Secretary of the Company and has held such positions since October 1, 1996. Mr. Press was appointed as a Director of Concord Camera HK Limited on September 1, 1997. Mr. Press joined the Company in April 1994 and has held the position of Chief Accounting Officer since November 1994. Mr. Press was a Senior Field Examiner for the CIT Group from April 1993 through April 1994. From December 1991 through April 1993, Mr. Press served as the Production Manager and Inventory Controller for Sandberg and Sikorski Diamond Corp., a jewelry manufacturer. Prior to then Mr. Press was a Senior Accountant in BDO Seidman's Audit Division.

--------
(1) Mr. Jackel resigned as President, Chief Operating Officer and Director effective July 31, 1998. Eli Shoer resigned as Executive Vice President on April 30, 1998. Lawrence Pesin resigned as Vice President - Global Marketing on June 11, 1998. Barry M. Shereck resigned as Vice President and Chief Financial Officer on October 31, 1997.

------------------------------------------------------------------------------------------------------------------------------------
I.  SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                       Annual Compensation                            Long-Term
                                                                                                     Compensation
                                                                                                        Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Securities
                                                                                   Other Annual       Underlying         All other
Name and Principal                  Fiscal         Salary           Bonus          Compensation         Options         Compensation
Position                             Year           ($)              ($)               ($)               (#)                ($)
--------                             ----           ----             ----              ----              ----               ----
------------------------------------------------------------------------------------------------------------------------------------
Ira B. Lampert                       1998         $541,667               - -        $210,383(4)               - -        $14,973(9)
   Chief Executive Officer and       1997          545,205               - -         200,141(5)        695,000(7)         10,350(9)
   Chairman                          1996          551,282      $100,000(19)         220,432(6)        245,000(8)         18,289(9)
------------------------------------------------------------------------------------------------------------------------------------
Steve Jackel (1)                     1998          438,462               - -         83,545(10)               - -         42,415(9)
   Chief Operating Officer and       1997          400,000               - -         66,210(11)        306,250(7)         26,821(9)
   President                         1996          377,346        25,000(19)         36,237(12)        300,000(8)         38,631(9)
------------------------------------------------------------------------------------------------------------------------------------
El Shoer (2)                         1998          313,000               - -         66,527(13)               - -          4,277(9)
   Director of Operations -          1997          210,000               - -         75,000(14)         66,250(7)          1,600(9)
   Concord HK                        1996          214,039        42,000(19)         75,000(14)         10,000(8)               - -
------------------------------------------------------------------------------------------------------------------------------------
Brian F. King                        1998          231,738               - -         78,938(15)               - -          1,721(9)
   Vice President of Corporate       1997          170,000               - -         73,000(16)        147,500(7)            783(9)
   and Strategic Development;        1996           44,265               - -          3,105(17)         87,500(8)               - -
   Managing Director of
   Concord HK
------------------------------------------------------------------------------------------------------------------------------------
Lawrence Pesin (3)                   1998          195,833               - -         18,000(18)               - -          3,669(9)
   General Manager - Concord         1997          181,250               - -         18,000(18)         72,500(7)               - -
   Americas                          1996           43,750               - -          4,500(18)         87,500(8)               - -
------------------------------------------------------------------------------------------------------------------------------------

(1)    Mr. Jackel resigned from the Company on July 31, 1998.
(2)    Mr. Shoer resigned from the Company on April 30, 1998.
(3) Mr. Pesin resigned as an executive officer from the Company on June 11, 1998 and is currently the General Manager - Concord Americas.
(4) Includes $30,939, $108,300 and $62,594 paid to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
(5) Includes $38,068, $102,036 and $45,360 paid to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
(6) Includes $35,012, $122,775 and $54,461 paid to Mr. Lampert for an auto lease and costs, reimbursement of taxes and partial housing costs, respectively.
(7) These options include options issued prior to Fiscal 1997 that were canceled and repriced during Fiscal 1997.
(8) Includes shares purchased from the Company for $5.375 per share by a loan from the Company and evidenced by full recourse promissory notes secured by the Common Stock and does not include an equal number of shares underlying a contingent restricted stock award ("restricted stock award") which vest as follows: 33 3% upon the Common Stock reaching a market price of $10.00 by August 31, 1997; 66 3% upon the Common Stock reaching a market price of $15.00 by February 28, 1999; and 100% upon the Common Stock reaching a market price of $20.00 by August 31, 2000. See "Certain Relationships and Related Transactions" for information regarding substitution of options to purchase Common Stock for contingent restricted stock awards.
(9)    Represents amount paid by the Company for insurance premiums.
(10) Includes $26,969 and $56,576 paid to Mr. Jackel for an auto lease and costs and reimbursement of taxes, respectively.
(11) Includes $33,825 and $32,385 paid to Mr. Jackel for an auto lease and costs and reimbursement of taxes, respectively.
(12) Includes $27,414 and $8,823 paid to Mr. Jackel for an auto lease and costs and travel expenses reimbursed to Harjac Consulting, of which Mr. Jackel was a principal, respectively.
(13) Includes $62,594 paid to Mr. Shoer for housing allowance for living arrangements in the Far East and $6,000 paid to Mr. Shoer for auto allowances.

(14) Represents housing allowance paid to Mr. Shoer for living arrangements in the Far East.
(15) Includes $18,000 and $60,000 paid to Mr. King for an auto allowance and housing allowance paid for living arrangements in the Far East, respectively.
(16) Includes $18,000 paid to Mr. King for auto allowances and $55,000 for housing allowance paid to Mr. King for living arrangements in the Far East.
(17)   Represents auto allowances paid to Mr. King.
(18)   Represents auto allowances paid to Mr. Pesin.
(19) Represents bonus determined and paid by the Company in Fiscal 1996 on account of Fiscal 1995 performance.

II.  OPTION GRANTS IN FISCAL 1998

None.

----------------------------------------------------------------------------------------------------------------------------------
III.  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities Underlying         Value of Unexercised In-the-
                                                            Unexercised Options at FY End (#)      Money Options at FY End ($)(1)
                                                            ---------------------------------     --------------------------------
                           Shares
                        Acquired on       Value Realized
Name                    Exercise (#)            ($)         Exercisable        Unexercisable      Exercisable        Unexercisable
----                    ------------      --------------    -----------        -------------      -----------        -------------
Ira B. Lampert .....          --                 --            686,250             18,750         2,502,442            $  64,454
----------------------------------------------------------------------------------------------------------------------------------
Steve Jackel .......          --                 --            311,000             20,250         1,109,719               69,616
----------------------------------------------------------------------------------------------------------------------------------
Eli Shoer ..........     131,250            741,430                 --                 --                --                   --
----------------------------------------------------------------------------------------------------------------------------------
Lawrence Pesin......       2,500             15,845             35,000              7,500            93,594               51,563
----------------------------------------------------------------------------------------------------------------------------------
Brian F. King ......          --                 --            136,250             40,000           487,500              121,875
----------------------------------------------------------------------------------------------------------------------------------

(1)  The closing price of the Common Stock at 1998 Fiscal Year End was $5 13/16.

Executive Employment Contracts

         The employment agreement between the Company and Ira B. Lampert dated as of May 1, 1997, was amended as of January 1, 1999 (as amended, the "Lampert Agreement"). The Lampert Agreement provides that Mr. Lampert serve in the capacities of Chairman, Chief Executive Officer and President of the Company. The Lampert Agreement provides for an annual salary of $650,000, has a term of four years and provides for the term of employment to be automatically extended for one additional day for each day of the term of employment that elapses in the event that neither party notifies the other at any time during the term of employment that it does not want the term of employment extended.

         Under the Lampert Agreement, Mr. Lampert has been granted two sets of options. The first set, options to purchase 340,000 shares of Common Stock, was amended and restated to allow Mr. Lampert to purchase 127,500 shares at an exercise price of $2.00 per share, 63,750 shares at an exercise price of $2.50 per share and 63,750 shares at an exercise price of $3.00 per share. These options are currently exercisable as to all 255,000 shares.

These options are exercisable through July 2003 and contain anti-dilution provisions. The second set of options, to purchase 260,000 shares of the Common Stock, was amended and restated to allow Mr. Lampert to purchase 97,500 shares at an exercise price of $2.00 per share, 48,750 shares at an exercise price of $2.50 per share and 48,750 shares at an exercise price of $3.00 per share. These options are currently exercisable as to all 195,000 shares. These options are exercisable through September 2004 and also contain anti-dilution provisions.

         In the Lampert Agreement, the Company agreed to adopt a supplemental executive retirement plan (as amended, the "SERP") for the benefit of Mr. Lampert and shall cause to be credited to this account $14,167 ($18,333 as amended on January 1, 1999) each month ("Monthly Credit") for the benefit of Mr. Lampert. The balance in the SERP account will always be 100% vested and not subject to forfeiture. Each time the Company credits a Monthly Credit to the SERP account, the Company will simultaneously contribute an amount equal to such credit to a trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company pursuant to the establishment of the SERP. The Lampert Agreement prohibits Mr. Lampert from competing with the Company for a one-year period following the termination of Mr. Lampert's employment.

         As of January 1, 1996, the Company and Steve Jackel entered into an Employment Agreement (the "Jackel Agreement") whereby Mr. Jackel is employed as President and Chief Operating Officer of the Company. Mr. Jackel resigned from the Company on July 31, 1998, after the end of Fiscal 1998. Prior to entering into the Jackel Agreement, Mr. Jackel rendered consulting services to the Company pursuant to a Consulting Agreement, dated May 1, 1995, between the Company and Harjac Consulting Corp., a corporation owned by Mr. Jackel, which agreement was terminated upon the effective date of the Jackel Agreement. The Jackel Agreement provides for an annual salary of $400,000, has a term of three years commencing on January 1, 1996 and provides for automatic one-year renewals unless prior written notice is given by either party. The Jackel Agreement prohibits Mr. Jackel from competing with the Company for at least one year following the termination of Mr. Jackel's employment.

         Under the Jackel Agreement, Mr. Jackel has been granted options to purchase shares of Common Stock. Options to purchase 211,000 shares of Common Stock were amended and restated to allow Mr. Jackel to purchase 93,000 shares at an exercise price of $2.00 per share, 46,486 shares at an exercise price of $2.50 per share and 71,514 shares at an exercise price of $3.00 per share. These options are currently exercisable as to all 211,000 shares of Common Stock. The options are exercisable through February 2006 and contain anti-dilution provisions.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Chief Executive Officer ("CEO"). As discussed in greater detail in this Proxy Statement, the Lampert Agreement was amended as of January 1, 1999 to increase Mr. Lampert's annual salary to provide additional incentive to Mr. Lampert to continue to exert his utmost efforts to contribute to the Company's success and prosperity and to thereby benefit the Company and its shareholders. See "Executive Employment Contracts."

         The Compensation Committee engaged the services of outside compensation consultants to obtain information and advice about competitive levels of compensation and particular compensation techniques of public companies of comparable size (i.e., annual sales volume) for the increase of Mr. Lampert's salary, as set forth in the Lampert Agreement. The Compensation Committee approved the Lampert Agreement based on such subjective criteria as (i) the complex international structure and operations of the Company, which are equivalent to those of large international corporations (although its revenues are not), (ii) the contentious legal environment of the Company, (iii) the parity of CEO pay with other existing executive officers of the Company and executive officers to be hired in the future, (iv) the financial turn-around of the Company, (v) prior pay practices of the Company for its former CEO, (vi) the extensive amount of time and world-wide travel that the CEO position entails (Mr. Lampert spends a significant amount of time at the Company's offices in Hong Kong (its manufacturing facilities in China), in addition to his travels to Japan, Eastern and Western Europe and Central America).

         Executive Officers Generally. The CEO recommends the level of compensation of each executive officer to the Compensation Committee based on such subjective criteria as the compensation of executives at corporations of similar size and operations, years of service to the Company, the amount of time and travel the position requires, the effort put forth during the past year and the desire to encourage the long-term commitment of the executive. The Compensation Committee considers each of these factors in determining whether to approve or modify the CEO's recommendation. With respect to new executives, the CEO and the Compensation Committee also take into consideration the results of any arms-length negotiations between the Company and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Compensation Committee considers, the grant of stock options to each executive based on the above factors. It is the Compensation Committee's policy to make stock options as large a portion of an executive's gross compensation package as is reasonable because of the benefits such long-term incentives provide to the shareholders and the Company.

         Joel Gold
         Ira J. Hechler
         Morris Gindi

                              BENEFICIAL OWNERSHIP

The following table sets forth certain information as of March 1, 1999, with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the directors and nominees of the Company, (iii) the Company's executive officers named in the summary compensation table and (iv) the Company's directors and executive officers as a group:

                                                                          Amount and Nature of         Percent
Name and Address of Beneficial Owner                                     Beneficial Ownership(1)      of Class(1)
------------------------------------                                     -----------------------      -----------
 (i)   Beneficial Owners of More than 5%
       of the Common Shares

       Theodore H. Kruttschnitt......................................    1,205,000                       10.7%
         1350 Bayshore Blvd., Suite 850
         Burlingame, California  94010

       Deltec Asset Management.......................................      628,835                        5.6%
         535 Madison Avenue
         New York, New York  10002



 (ii)  Directors and Nominees of the Company

       Ira B. Lampert................................................    1,813,790 (2)(3)                16.1%
         Concord Camera Corp.
         4000 Hollywood Boulevard
         Presidential Circle - Suite 650N
         Hollywood, Florida 33021

       Steve Jackel..................................................    1,813,790 (2)(4)                16.1%
         Concord Camera Corp.
         4000 Hollywood Boulevard
         Presidential Circle - Suite 650N
         Hollywood, Florida 33021

       Eli Arenberg..................................................       82,750(5)                       *
         9578 Harbour Lake Circle
         Boynton Beach, Florida  33437

       Joel L. Gold..................................................       31,250(6)                       *
         Inter Bank
         630 Fifth Avenue, Suite 1820
         New York, New York  10111

       Morris Gindi..................................................       30,750(7)                       *
         Notra Trading Inc.
         One Woodbridge Center
         Woodbridge, New Jersey  07095

                                       10

                                                                          Amount and Nature of         Percent
Name and Address of Beneficial Owner                                     Beneficial Ownership(1)      of Class(1)
------------------------------------                                     -----------------------      -----------
       J. David Hakman...............................................      107,750(8)                     1.0%
         Hakman & Company, Inc.
         1350 Bayshore Highway - Suite 300
         Burlingame, California  94010

       Ira J. Hechler................................................      466,750(9)                     4.2%
         45 Rockefeller Plaza
         New York, New York  10111

       Kent M. Klineman..............................................      129,000(10)                    1.2%
         c/o Klineman Assoc., Inc.
         1270 Avenue of the Americas
         New York, New York  10020



 (iii) Executive officers

       Brian F. King.................................................    1,813,790 (2)(11)               16.1%
         Concord Camera Corp.
         4000 Hollywood Boulevard
         Presidential Circle - Suite 650N
         Hollywood, Florida 33021

       Keith Lampert.................................................    1,813,790 (2)(12)               16.1%
         Concord Camera Corp.
         4000 Hollywood Boulevard
         Presidential Circle - Suite 650N
         Hollywood, Florida 33021

       Arthur Zawodny................................................    1,813,790 (2)(13)               16.1%
         Concord Camera Corp.
         4000 Hollywood Boulevard
         Presidential Circle - Suite 650N
         Hollywood, Florida 33021



(iv)   All executive officers and directors as a group (11 Persons)      2,662,040                       23.7%


--------------------
*      Indicates less than 1%.


(1) All information is as of March 1, 1999, and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. As of March 1, 1999, the Company had issued and outstanding 11,238,013 shares of Common Stock, the Company's only class of voting securities outstanding. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.

(2) Represents the total number of shares which are beneficially owned by a group comprising Ira B. Lampert, Steve Jackel, Brian F. King, Keith Lampert and Arthur Zawodny as a result of the terms of an Amended and Restated Voting Agreement, dated as of February 28, 1997 (the "Voting Agreement") pursuant to which each party to the Voting Agreement agreed to vote any purchased shares or option shares acquired by such party under the Company's Incentive Plan in accordance with the will of the holders of a majority of all the shares issued under the Company's Incentive Plan.
(3) Includes 67,290 shares purchased in the open market, 245,000 shares purchased pursuant to a purchase agreement with the Company, 55,000 shares purchased in a private transaction from former employees of the Company pursuant to the Management Equity Provisions of the Company's Stock Incentive Plan and 705,000 shares underlying stock options, as to all of which such person has sole dispositive power.
(4) Includes 262,667 shares underlying stock options, as to all of which such person has sole dispositive power.
(5) Represents 28,000 shares purchased in the open market and 54,750 shares underlying stock options.
(6) Represents 10,500 shares purchased in the open market and 20,750 shares underlying stock options.
(7)   Represents shares underlying stock options.
(8) Includes 55,000 shares purchased in the open market, 32,000 shares underlying warrants which are currently exercisable pursuant to the Hakman Agreement, and 20,750 shares underlying stock options. Excludes 98,000 shares underlying warrants which are not exercisable within 60 days of March 1, 1999.
(9) Represents 446,000 shares purchased in the open market and 20,750 shares underlying stock options.
(10) Represents 108,250 shares purchased in the open market and 20,750 shares underlying stock options.
(11) Includes 27,500 shares purchased pursuant to a purchase agreement with the Company, 52,500 shares purchased in private transactions from former employees of the Company pursuant to the Management Equity provision of the Company's Incentive Plan and 153,333 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 40,000 shares underlying options which will not become exercisable within 60 days of March 1, 1999.
(12) Includes 20,000 shares purchased in the open market, 55,000 shares purchased in private transactions from former employees of the Company pursuant to the Management Equity provision of the Company's Stock Incentive Plan and 122,500 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 22,500 shares underlying options which will not become exercisable within 60 days of March 1, 1999.
(13) Includes 7,000 shares pursuant to a purchase agreement with the Company and 41,000 shares underlying stock options, as to all of which such person has sole dispositive power. Excludes 8,000 shares underlying options which will not become exercisable within 60 days of March 1, 1999.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on June 30, 1993 in the Company's Common Stock, the Nasdaq Stock Market - U.S. Index and a Peer Group Index. The Peer Group Index comprises the members of the S.I.C. Code 3860 (Photographic Equipment and Supplies) as listed in the Nasdaq Stock Market 1998 Fact Book. The stock price performance shown on the graph is not intended to forecast or be indicative of future stock performance.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG CONCORD CAMERA CORP.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

                                                Cumulative Total Return
                                -------------------------------------------------------
                                 6/93     6/94      6/95      6/96      6/97      6/98
CONCORD CAMERA CORP.       #    100.00    54.76     84.52     59.52     47.62    110.71
PEER GROUP                 *    100.00   130.75    128.36    167.84    217.02    190.26
NASDAQ STOCK MARKET (U.S.) &    100.00   100.96    134.77    173.03    210.38    277.69

*$100 INVESTED ON 6/30/93 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

                  (Graph produced by Research Data roup, Inc.

              Section 16 Beneficial Ownership Reporting Compliance

         The following officers and directors of the Company filed late reports under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") relating to Fiscal 1998: (i) Eli Arenberg, Director, late filing of a Form 4 due June 10, 1998, reporting the purchase in an open market transaction of 5,000 shares of Common Stock, (ii) Morris Gindi, Director, late filing of a Form 4 due October 10, 1997, reporting the sale in an open market transaction of 5,000 shares of Common Stock to Notra Trading and (iii) Morris Gindi, Director, late filing of a Form 4 due November 10, 1997, reporting the sale in an open market transaction of 5,000 shares of Common Stock to Notra Trading. There are no known failures to file a required Form 3, 4 or 5 and no other known late filings of a required Form 3, 4 or 5 during Fiscal 1997 by any person required to file such forms with respect to the Company pursuant to
Section 16 of the Exchange Act.

                 Certain Relationships and Related Transactions

         At June 30, 1998, the Company was indebted to Mr. Jack C. Benun, former Chief Executive Officer, for certain loans made by him to the Company in the principal amount of $100,000, which amount bears interest at an annual rate of 2% over the prime lending rate of the CIT Group/Credit Finance, Inc., with whom the Company has a credit facility. The Company incurred approximately $11,000 in interest expense in Fiscal 1998 in connection with the loans from Mr. Benun and suspended payment of the loans. The Company believes that any amounts which may otherwise have been due Mr. Benun will be offset by the amounts which Mr. Benun will be found to owe the Company when legal claims that the Company has against Mr. Benun are arbitrated or adjudicated.

         The Company and Mr. Benun entered into and executed a Pledge Agreement on each of March 7, 1994 and April 6, 1994 to secure the prompt payment of any liability to the Company that Mr. Benun may incur as a result of the matters then under investigation. Mr. Benun was terminated as Chief Executive Officer on July 14, 1994. The Company holds 30,770 shares of the Common Stock owned by Mr. Benun and pledged to the Company in connection with the Pledge Agreement.

         On August 1, 1994, ELA Enterprises, Inc., a Company owned by Eli Arenberg, was granted an option under the Company's Incentive Plan to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share, 10,000 shares at an exercise price of $4.00 per share and 10,000 shares at an exercise price of $5.00 per share, in connection with consulting services provided by Mr. Arenberg to the Company pursuant to the ELA Enterprises, Inc. Consulting Agreement. All options previously granted to Mr. Arenberg were canceled. In addition, ELA Enterprises, Inc. is paid at an hourly rate for consulting services provided to the Company. Selling expenses included $56,000 for such consulting services and related expenses during Fiscal 1998.

         On August 23, 1995, the Compensation Committee of the Board approved stock purchase awards under the Company's Incentive Plan pursuant to which 500,000 shares of Common Stock were made available for purchase by senior management of the Company at a price per share equal to $5.375 per share (the closing price of the Common Stock on August 23, 1995) pursuant to binding commitments to be made by such persons by August 31, 1995. The Company received commitments for the purchase of 444,000 shares (the "Purchased Shares"). Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares he/she had purchased based upon attainment of increases in shareholder value in accordance with the Incentive Plan. If issued, such contingent restricted shares were to vest over a three-year period and were subject to forfeiture prior to vesting under certain conditions.

         Pursuant to purchase agreements dated November 7, 1995 (May 7, 1996 in the case of purchase agreements executed by Brian King and Lawrence Pesin) (the "Purchase Agreements"), each purchaser executed a full recourse note for the purchase price of such shares (each a "Note"; collectively, the "Notes") and pledged the Purchased Shares as security for the payment of the Note. The Notes mature five years from the date of purchase and bear interest at an annual rate of 6%. Concurrently with the execution of their respective Purchase Agreements and Notes, each purchaser entered into a Voting Agreement pursuant to which each purchaser agreed to vote all of his Purchased Shares and contingent restricted stock in accordance with the determination of the holders of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the purchasers delivered to Mr. Lampert an irrevocable proxy and agreed that prior to any transfer of Purchased Shares and contingent restricted stock, such purchaser would cause the transferee (i) to agree in writing with Mr. Lampert to be bound by the provisions of the Voting Agreement and (ii) to execute and deliver to Mr. Lampert an irrevocable proxy.

         Pursuant to Amendments to each of the Purchase Agreements dated February 28, 1997 (the "Amendments"), the Company was relieved of its obligation to issue any contingent restricted stock. Instead, each member of the Company's senior management received, as of December 22, 1996, options to purchase that number of shares of Common Stock (the "Option Shares") equal to the number of Purchased Shares purchased by such individual. The options vested as to 20% of the Option Shares covered thereby as of December 22, 1996, and the balance of the shares covered thereby began vesting December 31, 1996 in equal monthly installments over a four-year period during the term of employment or consultancy. The unvested portion became vested on August 19, 1998 when the average closing price of the Common Stock was at least $5.00 for 90 consecutive trading days. Concurrently with the Amendments, the Voting Agreement and the irrevocable proxies were amended and restated to include the Option Shares and delete any mention of the contingent restricted stock.

         On September 25, 1997, the Company and J. David Hakman entered into an agreement which was subsequently supplemented on March 11, 1998, April 10, 1998, April 21, 1998, June 10, 1998 and September 30, 1998 (the "Hakman Agreement"). Pursuant to the Hakman Agreement, the Company granted warrants to purchase up to 130,000 shares of Common Stock at an exercise price of $4.50 per share to Hakman and Company, Inc. (a corporation controlled by Mr. Hakman and of which he is the Chief Executive Officer and President) in connection with consulting services provided to the Company by Mr. Hakman. As of March 1, 1999, such warrants are fully vested and currently exercisable as to 32,000 shares of Common Stock. The remainder of the warrants vest upon the completion of certain services by Hakman and Company, Inc. pursuant to the Hakman Agreement. Hakman and Company, Inc. can earn additional fees under the Hakman Agreement by providing certain financial services to the Company in connection with certain acquisitions by the Company and certain debt and/or equity financings by the Company.

                           Indebtedness of Management

         The following executive officers of the Company are indebted to the Company for amounts in excess of $60,000 as a result of purchases pursuant to the Purchase Agreements:

         Ira B. Lampert ............................    $1,588,272.74
         Steve Jackel ..............................      $622,852.05
         Brian F. King .............................      $350,354.28

                                  PROPOSAL TWO:

               INCREASING THE NUMBER OF SHARES OF THE COMMON STOCK
         AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S INCENTIVE PLAN FROM
                      2,000,000 SHARES TO 3,000,000 SHARES


Proposed Amendment

         On January 21, 1999, the Board adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Company's Incentive Plan, as amended (the "Plan"), increasing the aggregate number of shares of Common Stock authorized for issuance under the Plan from 2,000,000 to 3,000,000. Commencing April 22, 1999, if this Proposal Two is approved by the shareholders of the Company, the number of options granted to directors will increase from options to purchase 1,000 shares of Common Stock per year to options to purchase 6,500 shares of Common Stock per year. Based on the recommendation of the Compensation Committee, the Board believes that options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of March 1, 1999, options to purchase an aggregate of 1,279,338 shares of Common Stock were issued and outstanding under the Plan, options to purchase 697,925 shares of Common Stock were previously exercised and 22,687 shares of Common Stock remained available for future grants of awards under the Plan. If the Plan Amendment is approved, the Plan would cover an aggregate of 3,000,000 shares of Common Stock having an aggregate market value of $13,406,400 as of March 1, 1999. After taking into account awards made under the Plan through March 1, 1999, an aggregate of 1,022,687 shares of Common Stock having an aggregate market value of $4,570,184 as of March 1, 1999 would be available for future issuance.

         The Board believes that the increase in authorized shares is necessary to enable it to continue to make awards under the Plan to attract and retain key employees. The affirmative vote of a majority of shares of Common Stock cast at the Annual Meeting is required for approval of the Plan Amendment. The Board recommends a vote FOR the Plan Amendment.

Description of Incentive Plan

         General
         The Plan was adopted January 18, 1994 and currently provides for the grant of options to acquire an aggregate of 2,000,000 shares of the Common Stock to employees, officers or directors of, or consultants to, the Company or its subsidiaries. The Plan authorizes the Board to issue incentive stock options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not conform to the requirements of that Code section ("Non-ISOs"), stock appreciation rights ("SARs"), restricted stock, stock awards and stock based awards. Directors who are not also employees of the Company or any subsidiary thereof may only be granted Non-ISOs. As of March 1, 1999, the Company had granted the following awards under the Plan:
813,337 to the current executive officers, 158,500 to the current directors, and 307,551 to all employees, consultants and officers other than the current executive officers.

         The Compensation Committee administers the Plan and has full power and authority to take any and all actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Compensation Committee has authority to select those employees, officers, and consultants whose performances it determines significantly promote the success of the Company to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto, and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

         Awards
         Discretionary Awards:

          Non-Qualified and Incentive Stock Options. Options may be granted under the Plan. Awards may be ISOs or Non-ISOs. The exercise price of options will be set by the Compensation Committee and stated in the option agreement. The exercise price may be paid (i) in U.S. dollars, (ii) by delivery of the Company's Common Stock, (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Company, (iv) by a combination of the preceding methods, or (v) by such other methods as the Compensation Committee may deem appropriate. Options may also contain SARs permitting the recipient to receive the difference between the exercise price per share and the market value on the date of surrender.

         Restricted Stock. Awards of Common Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

         Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent in value in Common Stock, cash or a combination of both with respect to any new or previously existing award, which will entitle the recipient to receive at the time of settlement an amount equal to the actual dividends paid on the Common Stock delivered to the recipient, calculated from the date of award and accounted for as if reinvested in Common Stock on the dividend payment dates.

          Other Stock and Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

         Formula Award: The Plan provides that each member of the Board who is not an employee (a"Non- Employee Director") will be granted options in accordance with the following formula: (i) an option to acquire 20,000 shares of Common Stock will be granted on the Grant Date (defined below) at the Exercise Price (defined below), which option will become exercisable, as to 4,000 shares on the January 1 next following the Grant Date and as to an additional 4,000 shares on each January 1 thereafter through the fourth such January 1; and (ii) an option to acquire 1,000 shares of Common Stock will be granted on the Grant Date and on each anniversary thereof at the Exercise Price, which options will be exercisable immediately upon grant. In the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year, such person automatically forfeits his right to exercise that portion of the option provided for in clause (i) above that would have otherwise become exercisable on the next following January 1, which portion shall cease to be of any force or effect. For purposes of the formula, "Grant Date" means, with respect to each Non-Employee Director, the earlier of January 18, 1994 or the date of his or her election to the Board, and "Exercise Price" means (x) the closing market price of the Common Stock on the Grant Date, or, if there were no sales on such date, then the next preceding date on which such closing market price was recorded, with respect to each option granted pursuant to clause (i) above and (y) the closing market price of the Common Stock on each date of grant (or if there were no sales on such date, then on the next preceding date on which such closing market price was recorded) with respect to options granted pursuant to clause
(ii) above. Options granted pursuant to the formula expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board.

         Federal Income Tax Consequences

         The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

         The Plan is not subject to any of the requirements of ERISA, nor is it qualified under Section 401(a) of the Code.

         Non-Incentive Stock Options. If a Non-ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

         Incentive Stock Options. If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax or to an increase in such tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

         Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includible in the holder's ordinary income and the Company will be entitled to a deduction for such amount.

         Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by such holder at the time such award is made. A Plan participant who is awarded restricted shares will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor, except that at the time the restricted shares are first issued the holder may elect to include in his ordinary income, as compensation, the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restriction will be includible in the holder's ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.


                                 PROPOSAL THREE:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board has reappointed the independent accounting firm of Ernst & Young as auditors of the Company for Fiscal 1999. Shareholder approval requires the affirmative vote of a majority of shares of the Common Stock cast at the Annual Meeting. A representative of Ernst & Young is expected to attend the Annual Meeting, make a statement (should he desire to do so) and be available to respond to appropriate questions.

         The Board is seeking shareholder approval of its selection of Ernst & Young since it is customary for a public company to obtain shareholder approval of its auditors. If shareholders do not approve the appointment of Ernst & Young as the auditors of the Company for Fiscal 1999 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

         The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors for the Company for Fiscal 1999.


                         YEAR 2000 SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal for action at the Company's Year 2000 Annual Meeting of Shareholders must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that any proposal to be included in the Company's proxy statement and form of proxy for the Company's Year 2000 Annual Meeting of Shareholders be received by the Company at its executive offices, 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021 by November 12, 1999.



                            GENERAL AND OTHER MATTERS

         Management knows of no matter other than the matters described above which will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the persons voting the proxies will vote them as they deem in the best interest of the Company.



                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Brian King
                                   Secretary

March 12, 1999

PROXY
                              CONCORD CAMERA CORP.
          4000 Hollywood Boulevard, Presidential Circle - Suite 650N,
                            Hollywood, Florida 33021
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 22, 1999
         The undersigned hereby appoints Harlan I. Press as Proxy of the undersigned with full power of substitution to attend and represent the undersigned at the Annual Meeting of Stockholders of Concord Camera Corp. (the "Company") to be held on April 22, 1999, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                     Dated:_______________________________________________, 1999

                        ________________________________________________________

                        ________________________________________________________

                        Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

[  ]  PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.       ELECTION OF DIRECTORS.

NOMINEES: Ira B. Lampert, Eli Arenberg, Joel L. Gold, Morris H. Gindi, J. David Hakman, Ira J. Hechler and Kent M. Klineman.

            [ ] FOR ALL nominees listed above.

            [ ] FOR ALL nominees listed above EXCEPT___________________________. (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. RATIFICATION OF INCREASING THE NUMBER OF SHARES OF THE COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S INCENTIVE PLAN FROM 2,000,000 SHARES TO 3,000,000 SHARES.

            [ ] FOR increasing the number of shares of Common Stock issuable under the Plan.

            [ ] AGAINST increasing the number of shares of Common Stock issuable under the Plan.

            [ ] ABSTAIN

3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

            [ ] FOR the ratification of Ernst & Young LLP.

            [ ] AGAINST the ratification of Ernst & Young LLP.

            [ ] ABSTAIN

If no specification is made, this proxy will be voted FOR Proposals 1 through 3 listed above.

4. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.